Exhibit 8(a)(8)





                           Custody Only Fee Schedule
                         Brown Brothers Harriman & Co.







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                          BROWN BROTHERS HARRIMAN & CO.


                                                              April, 1994


                              SCUDDER FEE SCHEDULE

                                   SCHEDULE A



MARKET                                        ASSET CHARGE (BP)                                TRANSACTION CHARGE

Group 1                               1.0 on first $100 million                             DTC:                      $10
United States                          .5 on all over $100 million                          Physical and Same Day
                                                                                            Money Market Transaction: $25

Group 2
Euroclear and Cedel*                              3                                                      35

Group 3
Canada                                            4                                                      20

Group 4
Germany                                           5                                                      30
Japan                                             5                                                      30
Switzerland                                       5                                                      50
United Kingdom                                    5                                                      45

Group 5
Australia                                         6                                                      50
Denmark                                           6                                                      50
France                                            6                                                      60
Netherlands                                       6                                                      75
New Zealand                                       6                                                      50
Sweden                                            6                                                      60

Group 6
Belgium                                           8                                                      50
Finland                                           8                                                      60
Hong Kong                                         8                                                      75
Ireland                                           8                                                      50
Italy                                             8                                                      60



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                          BROWN BROTHERS HARRIMAN & CO.

Luxembourg                                        8                                                      50
Norway                                            8                                                      75
Singapore                                         8                                                      75

Group 7
Austria                                           10                                                     60
Malaysia                                          10                                                     75
Spain                                             10                                                     60

Group 8
Indonesia                                         15                                                     75
Mexico                                            15                                                     50
Thailand                                          15                                                     75

Emerging Markets
Argentina                                         27                                                     75
Brazil                                            21                                                     50
Chile                                             35                                                     75
China                                             35                                                     60
Colombia                                          45                                                    100
Greece                                            50                                                    150
India                                             40                                             l00 per partial
Israel                                            25                                                    150
Korea                                             22                                                     50
Pakistan                                          35                                                    100
Philippines                                       25                                                     50
Poland                                            50                                                     50
Portugal                                          25                                                    125
Sri Lanka                                         20                                                     50
Taiwan                                            25                                                     75
Turkey                                            35                                                     75
Uruguay                                           50                                                    150
Venezuela                                         35                                                     75
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                          BROWN BROTHERS HARRIMAN & CO.



      o Annual Minimum Custody Fee: $10,000 per account
      o Automation: This schedule assumes machine readable trade instructions.
      o For The Korea Fund, BBH&Co. will charge 14.5 basis points.


                             Out-of-Pocket Expenses

     Out-of-pocket expenses including but not limited to communication expenses, wire charges, telex, legal, telephone, postage and direct expenses including but not limited to stamp duties, commissions, dividend and income collection charges, taxes, certificate fees, special handling, transfer and registration fees would be additional.

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